         Each person whose signature appears below hereby constitutes and appoints Michael A. Pignataro and Hal Liebes and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form N-14 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                        TITLE                                       DATE
/s/ William W. Priest, Jr.
--------------------------
William W. Priest, Jr.           Chairman of the Board and Director          August 4, 2000

/s/ Dr. Enrique R. Arzac
------------------------
Dr. Enrique R. Arzac             Director                                    August 4, 2000

/s/ James J. Cattano
--------------------
James J. Cattano                 Director                                    August 4, 2000

/s/ George W. Landau
--------------------
George W. Landau                 Director                                    August 4, 2000

/s/ Martin M. Torino
--------------------
Martin M. Torino                 Director                                    August 4, 2000

/s/ Richard W. Watt
-------------------
Richard W. Watt                  President (Principal Executive Officer)     August 4, 2000

/s/ Michael A. Pignataro
------------------------
Michael A. Pignataro             Chief  Financial  Officer and Secretary     August 4, 2000
                                 (Principal Financial Officer)
